SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2003

DEVELOPERS DIVERSIFIED
REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code (216) 755-5500

N/A
(Former name of former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
INDEX TO FINANCIAL STATEMENTS
SIGNATURES

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

This Current Report on Form 8-K is being filed to update the pro forma financial information for the six month period ended June 30, 2003 for the acquisition of JDN Realty Corporation (“JDN”). The terms of the merger and the audited statements of JDN were filed on the Company’s Current Report on Form 8-K dated January 2, 2003 and filed on March 19, 2003.

In March 2003, the Company’s and JDN’s shareholders approved a definitive merger agreement pursuant to which JDN shareholders received 0.518 common shares of DDR in exchange for each share of JDN common stock on March 13, 2003. The Company issued 18.0 million common shares valued at $21.22 per share based upon the average of the closing prices of DDR common shares between October 2, 2002 and October 8, 2002, the period immediately prior to and subsequent to the announcement of the merger. The transaction initially valued JDN at approximately $1.1 billion, which included approximately $606.2 million of assumed debt at fair market value and $50 million of voting preferred shares. Through this merger, DDR acquired 102 retail assets aggregating 23 million square feet including 16 development properties comprising approximately 6 million square feet of total GLA. Additionally, DDR acquired a development pipeline of nine properties. DDR has engaged an appraiser to perform valuations of the real estate and certain other assets. As a result, the purchase price allocation at June 30, 2003 is preliminary and subject to change. The Company entered into the merger to acquire a large portfolio of assets. The revenues and expenses relating to the JDN properties are included in DDR’s historical results of operations from the date of the merger, March 13, 2003.

Financial Statements

•	None of the other properties acquired in 2003, individually or in the aggregate, constitute a “significant subsidiary” pursuant to the S-X rules.

Pro Forma Financial Information (unaudited)

Unaudited pro forma financial information for the Company is presented as follows:

•	Pro forma condensed consolidated statements of operations for the six month period ended June 30, 2003

•	Pro forma condensed consolidated statements of operations for the year ended December 31, 2002

DEVELOPERS DIVERSIFIED REALTY CORPORATION

INDEX TO FINANCIAL STATEMENTS
June 30, 2003

Page

DEVELOPERS DIVERSIFIED REALTY CORPORATION (Pro Forma – unaudited):

Condensed Consolidated Statement of Operations for the six month period ended June 30, 2003	F-2

Condensed Consolidated Statement of Operations for the year ended December 31, 2002	F-7

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Month Period Ended June 30, 2003

     The unaudited pro forma condensed consolidated statement of operations is presented as if the merger with JDN had occurred on January 1, 2003. The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the six months ended June 30, 2003, giving effect to the merger with JDN. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form on 10-Q for the six months ended June 30, 2003.

     The unaudited pro form condensed consolidated financial statements are not necessarily indicative of what the actual results of operation of the Company would have been assuming the merger with JDN had been completed, nor do they purport to represent the Company’s results of operations for future periods. The Company accounted for the merger utilizing the purchase price method of accounting. The pro forma adjustments relating to the merger are based on the Company’s preliminary purchase price allocation and certain estimates. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Six Month Period Ended June 30, 2003

(In thousands, except share and per share data)
(Unaudited)

			Pro Forma		Company
	Company		Adjustments		Pro Forma
	Historical	JDN (a)	(Unaudited)		(Unaudited)

Revenues from rental properties	$210,963	$21,306	$—		$232,269

Management fees and other income	15,589	471			16,060

	226,552	21,777			248,329

Operating and maintenance	28,320	3,044			31,364

Real estate taxes	26,524	2,009			28,533

Depreciation and amortization	44,116	4,560	(318	)(b)	48,358

General and administrative	18,913	3,926	—	(c)	22,839

Interest	42,128	6,335	(1,755	)(d)	46,708

Impairment charge	2,640	—	—		2,640
Transaction expenses and other	—	15,355	—	(c)	15,355

	162,641	35,229	(2,073)		195,797

Income before equity in net income of joint ventures, gain on disposition of real estate and real estate investments and minority interests	63,911	(13,452)	2,073		52,532

Equity in net income of joint ventures	16,896	281			17,177

Minority interests	(3,938)	(32)			(3,970)

Income (loss) from continuing operations	76,869	(13,203)	2,073		65,739

Preferred dividends	(23,137)	(945)	945	(e)	(24,082)

	—	—	(945	)(e)	—

Income (loss) applicable to common shareholders from continuing operations	$53,732	$(14,148)	$2,073		$41,657

Per share data:

Basic earnings per share data:

Income applicable to common shareholders from continuing operations	$1.06				$0.94 (f)

Diluted earnings per share data:

Income applicable to common shareholders from continuing operations	$1.04				$0.93 (f)

Weighted average number of common shares (in thousands):

Basic	77,626				84,782

Diluted	79,981				86,110

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Month Period Ended June 30, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Results of JDN for the period January 1, 2003 through March 12, 2003, the date preceding the merger, as recorded in historical records.

(b)	To reflect depreciation expense utilizing a 31.5 year life for buildings. Depreciation expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows:

Fair market value of real estate assets	$1,076,536

Less: Non-depreciable real estate assets	(389,601)

Depreciable buildings and improvements	$686,935

Depreciation expense based on 31.5 year life through the date of the Merger	$4,242

Less: Depreciation expense recorded by JDN	(4,560)

Depreciation expense adjustment	$(318)

The allocation of the fair market value of real estate assets between buildings and improvements and non-depreciable real estate, principally land, is preliminary and based upon certain estimates.

(c)	DDR’s management has estimated there will be a reduction of general and administrative expense as a result of the merger of approximately $3.0 million on a pro forma basis for the period January 1, 2003 through the date of the Merger. In addition, DDR’s management believes that the transaction costs and other costs of approximately $15.4 million incurred by JDN are not indicative of the operations of the business. The general and administrative expense and settlement expense savings have not been included in the pro forma condensed consolidated statements of operations. There can be no assurance that DDR will be successful in realizing anticipated costs savings.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Month Period Ended June 30, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(d)	Reflect the decrease in interest expense as follows:

Elimination of JDN’s amortization of mortgage procurement costs	$(411)

Estimated interest savings due to DDR’s lower borrowing costs	(501)

Amortization of excess fair value over historical costs of debt assumed	(843)

$(1,755)

Assumes utilization of DDR’s revolving credit facilities which bear interest at LIBOR plus 100 basis points compared to JDN’s secured revolving credit facility which bore interest at LIBOR plus 212.5 basis points creating an interest savings of approximately $0.5 million, based on JDN’s estimated average outstanding borrowings of approximately $229 million. Interest assumed to be capitalized is not considered material. DDR refinanced amounts outstanding under JDN’s secured revolving credit facility at the time of the merger.

Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$62

Adjustment to annual interest expense if rate decreases 12.5 basis points	$(62)

(e)	Reflects (i) the elimination of the dividend on the 2,000,000 JDN 9 3/8% Series A Cumulative Redeemable Preferred Shares which were exchanged for 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares and (ii) the corresponding dividends assumed to be paid on the 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Month Period Ended June 30, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(f)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at June 30, 2003, which includes approximately 18.0 million common shares of DDR issued in conjunction with the merger.

In accordance with the SFAS 128, earnings per share from continuing operations before extraordinary item is calculated as follows:

Income from continuing operations	$65,739

Add: Gain on disposition of real estate and real estate investments	38,220

Less: Preferred stock dividend	(19,092)

Write-off of original issuance costs associated with preferred operating partnership units redeemed	(4,990)

Basic and diluted EPS – Income from continuing operations and applicable to common shareholders	$79,877

Number of shares:

Basic – average shares outstanding	84,782

Effect of dilutive securities:

Stock options	1,261

Restricted stock	67

Diluted shares – average shares outstanding	86,110

Per share data:

Basic earnings per share data:

Income applicable to common shareholders from continuing operations	$0.94

Diluted earnings per share data:

Income applicable to common shareholders from continuing operations	$0.93

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2002

      The unaudited pro forma condensed consolidated statement of operations is presented as if the following transactions had occurred on January 1, 2002: (i) the acquisition by DDR of 14 shopping centers or interests therein purchased from January 1, 2002, through March 17, 2003 (the “Acquired Properties”); (ii) the issuance of 2,511,931 common shares of the Company in conjunction with the acquisition of two shopping centers from Burnham Pacific Properties, Inc. (“Burnham”) in February 2002; (iii) the sale of 1,747,378 common shares in February 2002; (iv) the sale of 6,000,000 Class F Depositary Shares in March 2002 and the subsequent redemption of the 4,215,000 Class A and 1,775,000 Class B Depositary Shares in April 2002; and (v) the merger with JDN.

      The following unaudited pro forma information is based upon the historical consolidated results of operations of DDR for the year ended December 31, 2002, giving effect to the transactions described above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of DDR and JDN included in DDR’s Form 8-K dated August 14, 2003 and filed on August 25, 2003 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2002 and JDN’s historical financial statements included in the Company's Current Report on
Form 8-K dated January 2, 2003 and filed on March 19, 2003.

      The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual results of operations of DDR would have been assuming the transactions had been completed as set forth above, nor do they purport to represent DDR’s results of operations for future periods. DDR accounted for the merger utilizing the purchase method of accounting. The pro forma adjustments relating to the merger are based on DDR’s preliminary purchase price allocation and certain estimates. DDR engaged an appraiser to perform valuations of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. Therefore, the amounts included in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For Year Ended December 31, 2002

(In thousands, except share and per share data)
(Unaudited)

		Acquired			JDN
		Properties			Pro Forma		Company
	DDR	and Share		Historical	Adjustment		Pro Forma
	Historical	Offerings		JDN(g)	(Unaudited)		(Unaudited)

Revenues from rental properties	$327,895	$23,872	(a)	$100,187			$451,954

Management fees and other income	27,297	(464	)(a)	3,559			30,392

	355,192	23,408		103,746			482,346

Operating and maintenance	43,577	3,154	(a)	10,021			56,752

Real estate taxes	43,227	3,023	(a)	10,339			56,589

Depreciation and amortization	77,220	4,535	(a)	20,837	970	(h)	103,562

General and administrative	29,392	75	(b)	11,328	—	(i)	40,795

Interest	76,516	4,866	(a)	33,450	(7,594	)(j)	107,556

		(162	)(e)

		480	(d)

Impairment charge				1,440			1,440

Settlement expense and other				4,293			4,293

	269,932	15,971		91,708	(6,624)		370,987

Income before equity in net income of joint ventures, gain on disposition of real estate and real estate investments, minority interests and discontinued operations	85,260	7,437		12,038	6,624		111,359

Equity in net income of joint ventures	32,769	(947	)(c)	789			33,960

		1,349	(d)

Minority interests	(21,570)	(10	)(a)	(156)			(21,736)

Income from continuing operations	96,459	7,829		12,671	6,624		123,583

Preferred dividends	(27,058)	1,096	(f)	(4,688)	4,688	(k)	(30,650)
					(4,688	)(k)

Income applicable to common shareholders from continuing operations	$69,401	$8,925		$7,983	$6,624		$92,933

Per share data:

Basic earnings per share data:

Income applicable to common shareholders from continuing operations	$1.14						$1.22 (l)

Diluted earnings per share data:

Income applicable to common shareholders from continuing operations	$1.13						$1.21 (l)

Weighted average number of common shares (in thousands):

Basic	63,807						82,495

Diluted	64,837						83,525

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	The following reflects revenues and expenses for the year ended December 31, 2002 of the properties acquired during 2002 and through March 17, 2003 through the earlier of the date of acquisition or December 31, as appropriate:

	Effective		Management	Real
Shopping	Date of		Fees &	Estate	Operating &	Depreciation	Interest	Minority
Center	Acquisition	Revenues	Other (3)	Taxes	Maintenance	(1)	(1)	Interest

Independence Commons; Independence, MO	2/11/02	$688	$(39)	$85	$117	$119	$136	$—
Hilltop Plaza; Richmond, CA (2)	2/28/02	798	(46)	135	88	127	4	—
Van Ness Plaza; San Francisco, CA (2)	2/28/02	968	(35)	55	313	137	71	—
Belden Park Crossings; Canton, OH	6/11/02	1,393	(62)	110	81	272	328	—
Connecticut Commons; Plainville, CT	7/01/02	3,838	(200)	546	515	755	794	2	(4)
Bandera Point; San Antonio, TX	7/26/02	2,923	(82)	269	454	604	932	2	(4)
Fossil Creek, Fort Worth, TX	8/31/02	889	—	144	98	154	175	1	(5)
Lakepointe Crossing; Dallas, TX	8/31/02	2,674	—	486	419	447	508	2	(5)
Harbison Court; Columbia, SC	8/31/02	1,734	—	235	218	326	372	1	(5)
Riverchase Promenade; Birmingham, AL	8/31/02	1,077	—	86	178	189	215	1	(5)
Eastgate Plaza; Wichita, KS	8/31/02	1,656	—	266	189	267	305	1	(5)
Crossroads Center; Gulfport, Mississippi	1/31/03	5,234	—	606	484	1,138	1,026	—

		$23,872	$(464)	$3,023	$3,154	$4,535	$4,866	$10

(1)	Determined depreciation utilizing a 31.5 year life for building based on the preliminary purchase price allocation. Interest was calculated at the Company’s estimated interest rate under its lines of credit (2.8% to 2.9%) and/or the following variable interest rates associated with the two mortgage notes incurred and one mortgage note assumed:

Property	Interest Rate	Principal

Independence, MO	Libor + 140 basis points	$27,500
Canton, OH	Libor + 100 basis points	$9,700
San Antonio, TX	Libor + 150 basis points	$27,700

(2)	The acquisition of these properties was financed through the issuance of 2,511,931 common shares of the Company.

(3)	Represents management and other fees earned by the Company for those properties that were managed by the Company prior to their acquisition. These costs are not included in operating and maintenance expenses.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002 (Continued)

(In thousands, except share and per share data)
(Unaudited)

(4)	Represents the effective 1.2% minority interest expense associated with the two shopping center properties located in Plainville, CT and San Antonio, TX.

(5)	Represents the 0.21% minority interest expense associated with the acquisition of the five properties located in Forth Worth, TX; Dallas, TX; Columbia, SC; Birmingham, AL and Wichita, KS.

(b)	The general and administrative expenses of the Company have been adjusted by $75 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from acquisitions and development activities.

(c)	Reflects the elimination of the equity in net income from joint ventures prior to the date of acquisition due to the purchase of the properties by the Company as follows:

Independence Commons; Independence, MO	$(13)
Belden Park Crossings; Canton, OH	(380)
Connecticut Commons; Plainville, CT	(373)
Bandera Point; San Antonio, TX	(181)

$(947)

(d)	Reflects revenues and expenses for Paradise Village Gateway, Phoenix, AZ, acquired through a 67% noncontrolling joint venture interest, for the year ended December 31, 2002 as follows:

Revenues	$5,268

Operating and maintenance	474
Real estate taxes	610
Depreciation (1)	770
Interest (1)	1,401

3,255

2,013
Ownership interest	67%

Equity in net income of joint venture	$1,349

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation and calculated interest at the effective interest rate (7.78%) associated with the mortgage debt assumed of $18.0 million. The depreciation expense adjustment considers the amortization of the basis difference between the Company’s investment and the historical cost of the property.

The Company’s purchase price was funded through cash obtained from the Company’s line of credit. As a result, an interest expense adjustment of $480 is reflected associated with the Company’s assumed $17.0 million investment in the joint venture calculated at the weighted average interest rate of 2.8%.

It is possible that the Company will be required to consolidate this entity or make additional disclosures related to its involvement with the entity in accordance with FASB Interpretation No. 46.

No revenue and expenses have been included in the pro forma statement of operations for the shopping center located in Pasadena, CA acquired in January 2003 since the center was either under redevelopment or in the lease-up phase during 2002. In addition, the Company did not assume any interest expense incurred relating to the funding of the purchase price as such amount would either be capitalized as a cost of the investment or would not be considered meaningful as the partial operations of the property are excluded from this presentation.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002 (Continued)

(In thousands, except share and per share data)
(Unaudited)

(e)	Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds from the sale of 1,747,378 common shares completed in February 2002.

(f)	Reflects the adjustments to dividends associated with the issuance of 6,000,000, 8.60% Class F Depositary Shares and the redemption of 4,215,000, 9.5% Class A Depositary Shares and 1,775,000, 9.44% Class B Depositary Shares.

(g)	Historical results of JDN included in the Company’s Current Report on Form 8-K dated January 2, 2003 and filed on March 19, 2003.

(h)	To reflect depreciation expense utilizing a 31.5 year life for building. Depreciation expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows:

Fair market value of real estate assets	$1,076,536
Less: Non-depreciable real estate assets	(389,601)

Depreciable buildings and improvements	$686,935

Depreciation expense based on a 31.5 year life	$21,807
Less: Depreciation expense recorded by JDN	(20,837)

Depreciation expense adjustment	$970

The allocation of the fair market value of real estate assets between buildings and improvements and non-depreciable real estate, principally land, is preliminary and based upon certain estimates.

(i)	DDR’s management has estimated there will be a reduction of general and administrative expenses as a result of the merger of approximately $7.0 million on a pro forma basis. The general and administrative expense savings have not been included in the unaudited pro forma condensed consolidated statement of operations. There can be no assurance that DDR will be successful in realizing anticipated cost savings.

(j)	To reflect the decrease in interest expense as follows:

Elimination of JDN’s amortization of mortgage procurement costs	$(3,670)
Estimated interest savings due to DDR’s lower borrowing costs	(2,762)
Amortization of excess fair value over historical cost of debt assumed	(3,193)
Adjustment to capitalized interest based on weighted-average interest rates	2,031

$(7,594)

Assumes utilization of DDR’s revolving credit or bridge facilities which bear interest at LIBOR plus 100 basis points compared to JDN’s secured revolving credit facility which bears interest at LIBOR plus 212.5 basis points creating an interest savings of approximately $2.7 million, based on JDN’s estimated average outstanding borrowings of approximately $221 million. The additional interest assumed to be capitalized was calculated using a weighted-average interest rate of 5.65%. DDR refinanced amounts outstanding under JDN’s secured revolving credit facility at the time of the merger.

Since the interest rate on the revolving credit facility is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to twelve month interest expense if rate increases 12.5 basis points	$303
Adjustment to twelve month interest expense if rate decreases 12.5 basis points	$(303)

(k)	Reflects (i) the elimination of the dividend on the 2,000,000 JDN 9 3/8% Series A Cumulative Redeemable Preferred Shares which were exchanged for 2,000,000 DDR 9 3/8% Cumulative Redeemable Voting Preferred Shares and (ii) the corresponding dividends assumed to be paid on the 2,000,000 DDR 9 3/8% Cumulative Redeemable Voting Preferred Shares.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002 (Continued)

(In thousands, except share and per share data)
(Unaudited)

(l)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding during 2002 and includes all shares issued in conjunction with the common share offering in 2002, the issuance of the DDR common shares in connection with the purchase of the two shopping centers from Burnham and the merger. DDR issued 18.0 million common shares in conjunction with the merger.

In accordance with the SFAS 128, earnings per share from continuing operations before extraordinary item is calculated as follows:

Income from continuing operations	$123,583
Add: Gain on disposition of real estate and real estate investments	8,045
Less: Preferred stock dividends	(30,650)

Basic and diluted EPS – Income from continuing operations and applicable to common shareholders	$100,978

Number of shares:
Basic – average shares outstanding	82,495
Effect of dilutive securities:
Stock options	954
Restricted stock	76

Diluted average shares outstanding	83,525

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.22
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.21

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Date August 22, 2003	/s/ William H. Schafer

William H. Schafer
Senior Vice President and Chief Financial Officer